EXHIBIT 23.4

                        [Dorsey & Whitney LLP Letterhead]






                                                  April 18, 1996



Daig Corporation
Board of Directors
14801 DeVeau Place
Minnetonka, MN 55345

         Re: Consent to Filing Form of Tax Opinion

Ladies and Gentlemen:

         We hereby consent to the inclusion of the form of tax opinion of Dorsey & Whitney LLP as an exhibit to the Registration Statement on Form S-4 which has been delivered to the Securities and Exchange Commission in connection with the merger of Partner Acquisition Corp., a Minnesota corporation ("Merger Subsidiary"), a wholly-owned subsidiary of St. Jude Medical, Inc., a Minnesota corporation ("SJM"), with and into Daig Corporation, a Minnesota corporation ("Daig"), pursuant to that certain Agreement and Plan of Merger dated as of January 29, 1996, by and among Daig, SJM and Merger Subsidiary, and to the use of our name under the headings "Certain Federal Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                           Very truly yours,


                                           /s/ Dorsey & Whitney LLP